EXHIBIT 4.1

                                INTERACTIVE DATA
                          FINANCIAL TIMES INFORMATION
                           14 WALL STREET, 11th FLOOR
                            NEW YORK, NEW YORK 10005
                                 (212) 306-6596
                                FAX 212-306-6698

April 27, 1998


Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Defined Asset Funds
P.O. Box 9051
Princeton, New Jersey 08543-9051

The Chase Manhattan Bank
4 New York Plaza, 6th Floor
New York, New York 10004


Re: Defined Asset Funds--Government Securities Income Fund,
     Stripped ('Zero') U.S. Treasury Securities Provident Mutual Series A

Gentlemen:

      We have examined the Registration Statement File No. 33-02455 for the above captioned Fund.

     We hereby consent to the reference to Interactive Data Corporation in the Prospectus and Registration Statement for the above captioned Fund and to the evaluations of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.

     You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                          Very truly yours,
                                          JAMES PERRY
                                          Vice President